                                                             EXHIBIT A(9)(c)(ii)



                                        SIMPLIFIED EMPLOYEE PENSION-INDIVIDUAL
Form 5305-SEP                         RETIREMENT ACCOUNTS CONTRIBUTION AGREEMENT            OMB No. 1545-0499
                                                                                            Expires 2-28-97
(Rev. March 1994)               (UNDER SECTION 408(k) of the INTERNAL REVENUE CODE)       -------------------
                                                                                             DO NOT File
Department of the Treasury                                                                 With the Internal
Internal Revenue Service                                                                    Revenue Service
-------------------------------------------------------------------------------------------------------------

_____________________________________ makes the following agreement under
         (Name of employer)
section 408(k) of the Internal Revenue Code and the instructions to this form.

ARTICLE I--ELIGIBILITY REQUIREMENTS (Check appropriate boxes--see SPECIFIC INSTRUCTIONS.)
The employer agrees to provide for discretionary contributions in each calendar year to the individual retirement account or individual retirement annuity (IRA) of all employees who are at least _______years old (not to exceed 21 years old) and have performed services for the employer in at least ____ years (not to exceed 3 years) of the immediately preceding 5 years. This simplified employee pension (SEP) / / includes / / does not include employees covered under a collective bargaining agreement, / / includes / / does not include certain nonresident aliens, and / / includes / / does not include employees whose total compensation during the year is less than $396*.

ARTICLE II--SEP REQUIREMENTS (See SPECIFIC INSTRUCTIONS.)

The employer agrees that contributions made on behalf of each eligible employee will be:

A.  Based only on the first $150,000 of compensation.
B. Made in an amount that is the same percentage of total compensation for every employee.
C.  Limited annually to the smaller of $30,000* OR 15% of compensation.
D. Paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract).


------------------------------------   ----------------------------------------
   Employer's signature and date                   Name and title
-------------------------------------------------------------------------------

PAPERWORK REDUCTION ACT NOTICE

The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:

RECORDKEEPING  . . . . . . . . . . . . . . . . . . . . . . . . . .   7 min.

LEARNING ABOUT THE LAW OR THE FORM . . . . . . . . . . . . . . . .  26 min.

PREPARING THE FORM . . . . . . . . . . . . . . . . . . . . . . . .  20 min.

    If you have comments concerning the accuracy of these time estimates or suggestions for making this form more simple, we would be happy to hear from you. You can write to both the INTERNAL REVENUE SERVICE, Attention: Reports Clearance Officer, PC:FP, Washington, DC 20224; and the OFFICE OF MANAGEMENT AND BUDGET, Paperwork Reduction Project (1545-0499), Washington, DC 20503.
DO NOT send this form to either of these addresses. Instead, keep it for your records.

A CHANGE TO NOTE

For years beginning after December 31, 1993, the Revenue Reconciliation Act of 1993 (the Act) reduced to $150,000 the annual compensation of each employee to be taken into account in making contributions to a SEP. The $150,000 amount will be indexed for inflation after 1994 in increments of $10,000 that will be rounded to the next lowest multiple of $10,000. See Act section 13212 for different effective dates and the transition rules that apply to governmental plans and plans under a collective bargaining agreement.

GENERAL INSTRUCTIONS

Section references are to the Internal Revenue Code unless otherwise noted.

PURPOSE OF FORM.--Form 5305-SEP (Model SEP) is used by an employer to make an agreement to provide benefits to all eligible employees under a SEP described in section 408(k). Do not file this form with the IRS. See PUB. 560, Retirement Plans for the Self-Employed, and PUB. 590, Individual Retirement Arrangements
(IRAs).

SPECIFIC INSTRUCTIONS

INSTRUCTIONS TO THE EMPLOYER

SIMPLIFIED EMPLOYEE PENSION.--A SEP is a written arrangement (a plan) that provides you with a simplified way to make contributions toward your employees' retirement income. Under a SEP, you can contribute to an employee's individual retirement account or annuity (IRA). You make contributions directly to an IRA set up by or for each employee with a bank, insurance company, or other qualified financial institution. When using Form 5305-SEP to establish a SEP, the IRA must be a Model IRA established on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter. Making the agreement on Form 5305-SEP does not establish an employer IRA described in section 408(c).

WHEN NOT TO USE FORM 5305-SEP.--Do not  use this form if you:

   1. Currently maintain any other qualified retirement plan. This does not prevent you from also maintaining a Model Elective SEP (Form 5305A-SEP) or other SEP to which either elective or nonelective contributions are made.

   2. Previously maintained a defined benefit plan that is now terminated.

   3. Have any eligible employees for whom IRAs have not been established.

   4. Use the services of leased employees (described in section 414(n)).

   5. Are a member of an affiliated service group (described in section 414(m)), a controlled group of corporations (described in section 414b)), or trades or businesses under common control (described in sections 414(c) and 414(o)), unless all eligible employees of all the members of such groups, trades, or businesses, participate in the SEP.

   6. Will not pay the cost of the SEP contributions. Do not use Form 5305-SEP for a SEP that provides for elective employee contributions even if the contributions are made under a salary reduction agreement Use Form 5305A-SEP, or a nonmodel SEP if you permit elective deferrals to a SEP.

ELIGIBLE EMPLOYEES.--All eligible employees must be allowed to participate in the SEP. An eligible employee is any employee who: (1) is at least 21 years old, and (2) has performed "service" for you in at least 3 of the immediately preceding 5 years. NOTE: You can establish less restrictive eligibility requirements, but not more restrictive ones.

   Service is any work performed for you for any period of time, however short. If you are a member of an affiliated service group, a controlled group of corporations, or trades or businesses under common control, service includes any work performed for any period of time for any other member of such group, trades, or businesses.

EXCLUDABLE EMPLOYEES.--The following employees do not have to be covered by the
SEP: (1) employees covered by a collective bargaining agreement whose retirement benefits were bargained for in good faith by you and their union, (2) nonresident alien employees who did not earn U.S. source income from you, and
(3) employees who received less than $396* in compensation during the year.

  CONTRIBUTION LIMITS.--The SEP rules permit you to make an annual contribution of up to 15% of the employee's total compensation or $30,000*, whichever is less. Compensation, for this purpose, does not include employer contributions to the SEP or the employee's compensation in excess of $150,000. If you also maintain a Model Elective SEP or any other SEP that permits employees to make elective deferrals, contributions to the two SEPs together may not exceed the smaller of $30,000* or 15% of compensation for any employee.

   Contributions cannot discriminate in favor of highly compensated employees. You are not required to make contributions every year. But you must contribute to the SEP-IRAs of all of the eligible employees who actually performed services during the year of the contribution. This includes eligible employees who die or quit working before the contribution is made.
-------------------------------------------------------------------------------
 *This amount reflects the cost-of-living increase under section 408(k)(8), effective January 1, 1994. The amount is adjusted annually. Each January, the IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.
                                     Cat. No. 11825J  Form 5305-SEP (Rev. 3-94)

Form 5305-SEP (Rev. 3-94)                                               Page 2
-------------------------------------------------------------------------------
    You may also not integrate your SEP contributions with, or offset them by, contributions made under the Federal Insurance Contributions Act (FICA).

   If this SEP is intended to meet the top-heavy minimum contribution rules of section 416, but it does not cover all your employees who participate in your elective SEP, then you must make minimum contributions to IRAs established on behalf of those employees.

DEDUCTING CONTRIBUTIONS.--You may deduct contributions to a SEP subject to the limits of section 404(h). This SEP is maintained on a calendar year basis and contributions to the SEP are deductible for your tax year with or within which the calendar year ends. Contributions made for a particular tax year must be made by the due date of your income tax return (including extensions) for that tax year.

COMPLETING THE AGREEMENT.--This agreement is considered adopted when:
 o IRAs have been established for all your eligible employees,
 o You have completed all blanks on the agreement form without modification, and
 o You have given all your eligible employees the following information:

   a. A copy of Form 5305-SEP.

   b. A statement that IRAs other than the IRAs into which employer SEP contributions will be made may provide different rates of return and different terms concerning, among other things, transfers and withdrawals of funds from the IRAs.

   c. A statement that, in addition to the information provided to an employee at the time the employee becomes eligible to participate, the administrator of the SEP must furnish each participant within 30 days of the effective date of any amendment to the SEP, a copy of the amendment and a written explanation of its effects.

   d. A statement that the administrator will give written notification to each participant of any employer contributions made under the SEP to that participant's IRA by the later of January 31 of the year following the year for which a contribution is made or 30 days after the contribution is made.

   Employers who have established a SEP using Form 5305-SEP and have given each participant a copy of Form 5305-SEP are not required to file the annual information returns, Forms 5500, 5500-C/R, or 5500-EZ. However, under Title I of ERISA, relief from the annual reporting requirements is not available to an employer who selects, recommends, or influences its employees to choose IRAs into which employer contributions will be made, if those IRAs are subject to provisions that prohibit withdrawal of funds for any period.

INFORMATION FOR THE EMPLOYEE

The information below explains what a SEP is, how contributions are made, and how to treat your employer's contributions for tax purposes. For more information, see page 1. Also, see Pub. 590.

QUESTIONS AND ANSWERS

   1. What is a simplified employee pension, or SEP?

   A SEP is a written arrangement (a plan) that allows an employer to make contributions toward your retirement. Contributions are made to an individual retirement account/annuity (IRA).

   Your employer will provide you with a copy of the agreement containing participation rules and a description of how employer contributions may be made to your IRA.

   All amounts contributed to your IRA by your employer belong to you even after you stop working for that employer.

   2. Must my employer contribute to my IRA under the SEP?

   NO. An employer is not required to make SEP contributions. If a contribution is made, it must be allocated to all the eligible employees according to the SEP agreement. The Model SEP (Form 5305-SEP) specifies that the contribution for each eligible employee will be the same percentage of compensation (excluding compensation higher than $150,000) for all employees.

   3. How much may my employer contribute to my SEP-IRA in any year?

   Your employer will determine the amount to be contributed to your IRA each year. However, the amount for any year is limited to the smaller of $30,000* or 15% of your compensation for that year. Compensation does not include any amount that is contributed by your employer to your IRA under the SEP. Your employer is not required to make contributions every year or to maintain a particular level of contributions. See Question 5.

   4. How do I treat my employer's SEP contributions for my taxes?

   Employer contributions to your SEP-IRA are excluded from your income unless there are contributions in excess of the applicable limit. See Question 3. Employer contributions within these limits will not be included on your Form W-2.

   5. May I also contribute to my IRA if I am a participant in a SEP?

   YES. You may contribute the smaller of $2,000 or 100% of your compensation to an IRA. However, the amount you can deduct may be reduced or eliminated because, as a participant in a SEP, you are covered by an employer retirement plan. See Question 11.

   6. Are there any restrictions on the IRA I select to have my SEP contributions deposited in?

   Contributions must be made to either a Model IRA executed on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter.

   7. What if I do not want to participate in a SEP?

   If your employer does not require you to participate in a SEP as a condition of employment, and you elect not to participate, all other employees of your employer may be prohibited from participating. If one or more eligible employees do not participate and the employer tries to establish a SEP for the remaining employees, it could cause adverse tax consequences for the participating employees.

   8. Can I move funds from my SEP-IRA to another tax-sheltered IRA?

   YES. You can withdraw or receive funds from your SEP-IRA if within 60 days of receipt, you place those funds in another IRA or SEP-IRA. This is called a "rollover" and can be done without penalty only once in any 1-year period. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have these funds transferred between the trustees or the custodians so that you never have possession of the funds.

   9. What happens if I withdraw my employer's contribution from my IRA?

   You may withdraw your employer's contribution at any time, but any amount withdrawn is includible in your income unless rolled over. Also, if withdrawals occur before you reach age 59 1/2, you may be subject to a tax on early withdrawal.

   10. May I participate in a SEP even though I am covered by another plan?

   An employer may not adopt this IRS Model SEP if the employer maintains another qualified retirement plan or has ever maintained a qualified defined benefit plan. This does not prevent your employer from adopting this IRS Model SEP and also maintaining an IRS Model Elective SEP or other SEP. However, if you work for several employers, you may be covered by a SEP of one employer and a different SEP or pension or profit-sharing plan of another employer.

   11. What happens if too much is contributed to my SEP-IRA in 1 year?

   Contributions exceeding the yearly limitations may be withdrawn without penalty by the due date (plus extensions) for filing your tax return (normally April 15), but is includible in your gross income. Excess contributions left in your SEP-IRA account after that time may have adverse tax consequences. Withdrawals of those contributions may be taxed as premature withdrawals. See Question 9.

   12. Is my employer required to provide me with information about SEP-IRAs and the SEP agreement?

   YES. Your employer must provide you with a copy of the completed Form 5305-SEP and a yearly statement showing any contributions to your IRA.

   13. Is the financial institution where my IRA is established required to provide me with information?

   YES. It must provide you with a disclosure statement that contains the following information in plain, nontechnical language.

    1. The law that relates to your IRA.

    2. The tax consequences of various options concerning your IRA.

    3. Participation eligibility rules, and rules on the deductibility of retirement savings.

    4. Situations and procedures for revoking your IRA, including the name, address, and telephone number of the person designated to receive notice of revocation. (This information must be clearly displayed at the beginning of the disclosure statement.)

    5. A discussion of the penalties that may be assessed because of prohibited activities concerning your IRA.

    6. Financial disclosure that provides the following information:

    a. Projects value growth rates of your IRA under various contribution and retirement schedules, or describes the method of determining annual earnings and charges that may be assessed.

    b. Describes whether, and for when, the growth projections are guaranteed, or a statement of the earnings rate and the terms on which the projections are based.

    c. States the sales commission for each year expressed as a percentage of $1,000.

    In addition, the financial institution must provide you with a financial statement each year. You may want to keep these statements to evaluate your IRA's investment performance.

[RECYCLED PAPER LOGO]      Printed on recycled paper

*U.S. Government Printing Office: 1994-301-628/00120

Form 5305A-SEP                                                OMB No. 1545-1012
                                                              Expires 3-31-96
(Rev. March 1994)                                            -----------------
                                                              DO NOT FILE WITH
Department of the Treasury                                     THE INTERNAL
Internal Revenue Service                                      REVENUE SERVICE

                SALARY REDUCTION AND OTHER ELECTIVE SIMPLIFIED
               EMPLOYEE PENSION-INDIVIDUAL RETIREMENT ACCOUNTS
                            CONTRIBUTION AGREEMENT
             (UNDER SECTION 408(k) OF THE INTERNAL REVENUE CODE)
-------------------------------------------------------------------------------


---------------------------- establishes the following Model Elective SEP under Name of employer section 408(k) of the Internal Revenue Code and the instructions to this form.

ARTICLE I--ELIGIBILITY REQUIREMENTS (Check appropriate boxes-see instructions.)

Provided the requirements of Article III are met, the employer agrees to permit elective deferrals to be made in each calendar year to the individual retirement accounts or individual retirement annuities (IRAs), established by or for all employees who are at least _______ years old (not to exceed 21 years) and have performed services for the employer in at least ______ years (not to exceed
3 years) of the immediately preceding 5 years. This simplified employee pension (SEP) / / includes / / does not include employees covered under a collective bargaining agreement, / / includes / / does not include certain nonresident aliens, and / / includes / / does not include employees whose total compensation during the year is less than $396*.

ARTICLE II--ELECTIVE DEFERRALS (See instructions.)

A. SALARY REDUCTION OPTION. An eligible employee may elect to have his or her compensation reduced by the following percentage or amount per pay period, as designated in writing to the employer. Check appropriate box(es) and fill in the blanks.

   1. / / An amount not in excess of ___ % (not to exceed 15%) of an eligible employee's compensation.
   2. / / An amount not in excess of $___________ .

B. CASH BONUS OPTION. An eligible employee may base elective deferrals on bonuses that, at the employee's election, may be contributed to the SEP or received in cash during the calendar year. Check if elective deferrals on bonuses may be made to this SEP . . / /

C. TIMING OF ELECTIVE DEFERRALS. No deferral election may be based on compensation an eligible employee received, or had a right to receive, before execution of the deferral election.

ARTICLE III--SEP REQUIREMENTS (See instructions.)

The employer agrees that each employee's elective deferrals to the SEP will be:

A. Based only on the first $150,000 of compensation.

B. Limited annually to the smaller of: (1) 15% of compensation; or (2) $9,240*.

C. Limited further, under section 415, if the employer also maintains another
SEP.

D. Paid to the employee's IRA trustee, custodian, or insurance company (for an annuity contract) or, if necessary, an IRA established for an employee by the employer.

E. Made only if at least 50% of the employer's employees eligible to participate elect to have amounts contributed to the SEP. If the 50% requirement is not satisfied as of the end of any calendar year, then all of the elective deferrals made by the employees for that calendar year will be considered "disallowed deferrals," i.e., IRA contributions that are not SEP-IRA contributions.

F. Made only if the employer had 25 or fewer employees eligible to participate at all times during the prior calendar year.

G. Adjusted only if deferrals to this SEP for any calendar year do not meet the "deferral percentage limitation" described on page 3.

ARTICLE IV--EXCESS SEP CONTRIBUTIONS (See instructions.)

Elective deferrals by a "highly compensated employee" must satisfy the deferral percentage limitation under section 408(k)(6)(A)(iii). Amounts in excess of this limitation will be deemed excess SEP contributions for the affected highly compensated employee or employees.

ARTICLE V--NOTICE REQUIREMENTS (See instructions.)

A. The employer will notify each highly compensated employee, by March 15 following the end of the calendar year to which any excess SEP contributions relate, of the excess SEP contributions to the highly compensated employee's SEP-IRA for the applicable year. The notification will specify the amount of the excess SEP, the calendar year in which the contributions are includible in income, and must provide an explanation of applicable penalties if the excess contributions are not withdrawn on time.

B. The employer will notify each employee who makes an elective deferral to a SEP that, until March 15 after the year of the deferral, any transfer or distribution from that employee's SEP-IRA of SEP contributions (or income on these contributions) attributable to elective deferrals made that year will be includible in income for purposes of sections 72(t) and 408(d)(1).

C. The employer will notify each employee by March 15 of each year of any disallowed deferrals to the employee's SEP-IRA for the preceding calendar year. Such notification will specify the amount of the disallowed deferrals and the calendar year in which those deferrals are includible in income and must provide an explanation of applicable penalties if the disallowed deferrals are not withdrawn on time.

ARTICLE VI--TOP-HEAVY REQUIREMENTS (See instructions.)

A. Unless paragraph B below is checked, the employer will satisfy the top-heavy requirements of section 416 by making a minimum contribution each year to the SEP-IRA of each employee eligible to participate in this SEP (other than a key employee defined in section 416(i)). This contribution, in combination with other nonelective contributions, if any, is equal to the smaller of 3% of each eligible nonkey employee's compensation or a percentage of such compensation equal to the percentage of compensation at which elective and nonelective contributions are made under this SEP (and any other SEP maintained by the employer) for the year for the key employee for whom such percentage is the highest for the year.

B. / / The top-heavy requirements of section 416 will be satisfied through contributions to nonkey employees' SEP-IRAs under this employer's nonelective SEP.

* This amount reflects the cost-of-living increase effective January 1, 1994. The amount is adjusted annually. Each January, the IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.
-------------------------------------------------------------------------------
FOR PAPERWORK REDUCTION ACT      Cat. No. 64362R     Form 5305A-SEP (Rev. 3-94)
 NOTICE, SEE PAGE 2.

Form 5305A-SEP (Rev. 3-94)                                               Page 2
--------------------------------------------------------------------------------

ARTICLE VI--TOP-HEAVY REQUIREMENTS (Continued)

C. To satisfy the minimum contribution requirement under section 416, all nonelective SEP contributions will be taken into account but elective deferrals will not be taken into account.

ARTICLE VII--EFFECTIVE DATE (See instructions.)

This SEP will be effective upon adoption and establishment of IRAs for all eligible employees.


-------------------------------------------     --------------------------------
Employer's signature                 Date       Name and title

--------------------------------------------------------------------------------
PAPERWORK REDUCTION ACT NOTICE

The time needed to complete this form will vary depending on individual circumstances. The estimated average time is:

RECORDKEEPING . . . . . . . . . . . . . . . . . . . . . . . . . .    40 min.

LEARNING ABOUT THE LAW OR THE FORM  . . . . . . . . . . . . . . .    54 min.

PREPARING THE FORM  . . . . . . . . . . . . . . . . . . . . .  1 hr., 5 min.

  If you have comments concerning the accuracy of these time estimates or suggestions for making this form more simple, we would be happy to hear from you. You can write to both the INTERNAL REVENUE SERVICE, Attention: Reports Clearance Officer, PC:FP, Washington, DC 20224; and the OFFICE OF MANAGEMENT AND BUDGET, Paperwork Reduction Project (1545-1012), Washington, DC 20503. DO NOT send this form to either of these addresses. Instead, keep it for your records.

A CHANGE TO NOTE

For years beginning after December 31, 1993, the Revenue Reconciliation Act of 1993 (the Act) reduced to $150,000 the annual compensation of each employee to be taken into account in making contributions to a SEP. The $150,000 amount will be indexed for inflation after 1994 in increments of $10,000 that will be rounded to the next lowest multiple of $10,000. See Act section 13212 for different effective dates and the transition rules that apply to plans under a collective bargaining agreement.

GENERAL INSTRUCTIONS

Section references are to the Internal Revenue Code unless otherwise noted.

PURPOSE OF FORM.--Form 5305A-SEP is a model elective simplified employee pension
(SEP) used by an employer to permit employees to make elective deferrals to a SEP described in section 408(k). DO NOT file this form with the IRS.

SPECIFIC INSTRUCTIONS

INSTRUCTIONS FOR THE EMPLOYER

SIMPLIFIED EMPLOYEE PENSION

A SEP is a written arrangement (a plan) that provides you with a simplified way to make contributions towards your employees' retirement income. Under an elective SEP, employees may choose whether or not to make elective deferrals to the SEP or to receive the amounts in cash. If elective deferrals are made, you contribute the amounts deferred by employees directly into an individual retirement arrangement (IRA) set up by or for each employee with a bank, insurance company, or other qualified financial institution. The IRA, established by or for an employee, must be one for which the IRS has issued a favorable opinion letter or a model IRA published by the Service as FORM 5305, Individual Retirement Trust Account, or FORM 5305-A, Individual Retirement Custodial Account. Adopting Form 5305A-SEP does not establish an employer IRA described in section 408(c).

  The information provided below is intended to help you understand and administer the elective deferral rules of your SEP.

WHEN TO USE FORM 5305A-SEP

Do not use Form 5305A-SEP if you:

   1. Have any leased employees as defined in section 414(n)(2).

   2. Previously maintained or have maintained a defined benefit plan that is now terminated.

   3. Currently maintain any other qualified retirement plan. This does not prevent you from also maintaining a Model SEP (FORM 5305-SEP, Simplified Employee Pension-Individual Retirement Accounts Contribution Agreement) or other SEP to which either elective or nonelective contributions are made.

   4. Have more than 25 employees eligible to participate in the SEP at any time during the prior calendar year. (If you are a member of one of the groups described in paragraph 2 under EXCESS SEP CONTRIBUTIONS--DEFERRAL PERCENTAGE LIMITATION on page 3, you may use this SEP only if in the prior year there were never more than 25 employees eligible to participate in this SEP, in total, of all the members of such groups, trades, or businesses. In addition, all eligible employees of all the members of such groups, trades, or businesses must be eligible to make elective deferrals to this SEP).

   5. Are a state or local government or a tax-exempt organization.

   Use this form only if you intend to permit elective deferrals to a SEP. If you want to establish a SEP to which nonelective employer contributions may be made, use Form 5305-SEP or a nonmodel SEP instead of, or in addition to, this form.

COMPLETING THE AGREEMENT

This SEP agreement is considered adopted when:

   1. You have completed all blanks on the form.

   2. You have given all eligible employees the following information.

   a. A copy of Form 5305A-SEP. (Any individual who in the future becomes eligible to participate in this SEP must be given Form 5305A-SEP, upon becoming an eligible employee.)

   b. A statement that IRAs other than the IRAs into which employer SEP contributions will be made may provide different rates of return and different terms concerning, among other things, transfers and withdrawals of funds from the IRAs.

   c. A statement that, in addition to the information provided to an employee at the time the employee becomes eligible to participate, the administrator of the SEP must furnish each participant within 30 days of the effective date of any amendment to the SEP, a copy of the amendment and a written explanation of its effects.

   d. A statement that the administrator will give written notification to each participant of any employer contributions made under the SEP to that participant's IRA by the later of January 31 of the year following the year for which a contribution is made or 30 days after the contribution is made.

   Employers who have established a SEP using Form 5305A-SEP and have provided each participant a copy of Form 5305A-SEP, are not required to file the annual information returns, Forms 5500, 5500-C/R, or 5500-EZ, for the SEP. However, under Title I of ERISA, relief from the annual reporting requirements is not available to an employer who selects, recommends, or influences its employees to choose IRAs, into which employer contributions will be made, if those IRAs are subject to provisions that prohibit withdrawal of funds by participants for any period.

FORMS AND PUBLICATIONS YOU MAY USE

An employer may need to use any of the following forms or publications:

o FORM W-2, Wage and Tax Statement. If you have already issued a Form W-2 to your employees at the time of notification of excess SEP contributions, you may also have to issue to those affected employees an amended Form W-2 to reflect any excess SEP contributions and disallowed deferrals that must be included in the employee's income. See the discussion of excess SEP contributions and disallowed deferrals beginning on page 3.

o FORM 5330, Return of Excise Taxes Related to Employee Benefit Plans. Employers who are liable for the 10% tax on excess contributions use this form to pay the excise tax.

o PUB. 560, Retirement Plans for the Self-Employed.

o PUB. 590, Individual Retirement Arrangements (IRAs).

Form 5305A-SEP (Rev. 3-94)                                               Page 3
--------------------------------------------------------------------------------

DEDUCTING CONTRIBUTIONS

You may deduct, subject to any applicable limits, those contributions made to a SEP. This SEP is maintained on a calendar year basis, and contributions to the SEP are deductible for your tax year with or within which the particular calendar year ends. See section 404(h). Contributions made for a particular tax year and contributed by the due date of your income tax return, including extensions, are deemed made in that tax year and the contributions are deductible if they would otherwise be deductible had they actually been contributed by the end of that tax year. See Rev. Rul. 90-105, 1990-2 C.B. 69. However, the deductibility of your contributions may be limited if the contributions are excess contributions. See EXCESS SEP CONTRIBUTIONS--DEFERRAL PERCENTAGE LIMITATION below and the DEFERRAL PERCENTAGE LIMITATION WORKSHEET on page 8.

EFFECTIVE DATE

The SEP agreement is effective upon adoption and the establishment of IRAs by or for all of your eligible employees. Moreover, no elective deferrals may be made by an employee on the basis of compensation that the employee received or had a right to receive before adoption of this agreement and execution by the employee of the deferral election.

ELIGIBLE EMPLOYEES

All eligible employees must be allowed to participate in the SEP. An eligible employee is any employee who: (1) is at least 21 years old, and (2) has performed "service" for you in at least 3 of the immediately preceding 5 years.

NOTE: You can establish less restrictive eligibility requirements, but not more restrictive ones.

  Service means any work performed for you for any period of time, however short. If you are a member of an affiliated service group, a controlled group of corporations, or trades or businesses under common control, service includes any work performed for any period of time for any other member of such group, trades, or businesses.

EXCLUDABLE EMPLOYEES

The following employees do not have to be covered by the SEP: (1) employees covered by a collective bargaining agreement whose retirement benefits were bargained for in good faith by you and their union, (2) nonresident alien employees who did not earn U.S. source income from you, and (3) employees who received less than $396* in compensation during the year.

ELECTIVE DEFERRALS

You may permit your employees to make elective deferrals through salary reduction or on the basis of bonuses that, at the employee's option, may be contributed to the SEP or received by the employee in cash during the year.

  You must inform your employees how they may make, change, or terminate elective deferrals based on either salary reduction or cash bonuses. You must also provide a form on which they may make their deferral elections. You may use the MODEL ELECTIVE SEP DEFERRAL FORM (elective form) on page 5, or a form that explains the information contained in this form in a way that is written to be understood by the average plan participant.

SEP REQUIREMENTS

o Elective deferrals may not be based on more than $150,000 of compensation. See A CHANGE TO NOTE on page 2. Compensation, for purposes other than the $396* rule (see ELIGIBLE EMPLOYEES, above), is defined as wages under section 3401(a) for income tax withholding at the source but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in section 3401(a)(2)). Compensation also includes earned income under section 401(c)(2).  Compensation does not include any SEP contributions.

o The maximum limit on the amount an employee may elect to defer under this SEP for a year is the smaller of 15% of the employee's compensation or the limitation under section 402(g), as explained below.

NOTE: The deferral limit is 15% of compensation (minus any employer SEP contributions). Compute this amount using the following formula: Compensation (before subtracting employer SEP contributions) X 13.0435%.

o If you make nonelective contributions to this SEP for a calendar year, or maintain any other SEP to which contributions are made for that calendar year, then contributions to all such SEPs may not exceed the smaller of $30,000* or 15% of compensation for any employee.

o If you are a new employer who had no employees during the prior calendar year, you will meet the limit in section 408(k)(6)(B) (for no more than 25 eligible employees during the preceding year) if you had 25 or fewer employees during the first 30 days that your business was in existence.

EXCESS ELECTIVE DEFERRALS

Section 402(g) limits the maximum amount of compensation an employee may elect to defer under a SEP (and certain other arrangements) during the calendar year. This limit is $9,240* for 1994. In addition, the limit may be increased if the employee makes elective deferrals to a salary reduction arrangement under section 403(b). Amounts deferred for a year in excess of this limit are considered "excess elective deferrals" and are subject to the rules described below.

   The limit applies to the TOTAL elective deferrals the employee makes for the calendar year, from all employers, under the following arrangements:

o Elective SEPs under section 408(k)(6);

o Cash or deferred arrangements under section 401(k); and

o Salary reduction arrangements under section 403(b).

   Thus, an employee may have excess elective deferrals even if the amount deferred under this SEP alone does not exceed the section 402(g) limit.

   If an employee who elects to defer compensation under this SEP and any other SEP or arrangement has made excess elective deferrals for a calendar year, the employee must withdraw those deferrals by April 15 following the calendar year to which the deferrals relate. Deferrals not withdrawn by April 15 will be subject to the IRA contribution limits of sections 219 and 408 and may be considered excess contributions to the employee's IRA. For the employee, these excess elective deferrals are subject to a 6% tax on excess contributions under section 4973.

   Income on excess elective deferrals is includible in the employee's income in the year it is withdrawn from the IRA. The income must be withdrawn by April 15 following the calendar year for which the deferrals were made. If the income is withdrawn after that date and the recipient is not 59 1/2 years of age, it may be subject to the 10% tax on early distributions under section 72(t).

EXCESS SEP CONTRIBUTIONS--DEFERRAL PERCENTAGE LIMITATION

The amount each of your "highly compensated employees" may contribute to an elective deferral SEP is also limited by the "deferral percentage limitation." This is based on the amount of money deferred, on average, by your nonhighly compensated employees. Deferrals made by a highly compensated employee that exceed this deferral percentage limitation for a calendar year are considered "excess SEP contributions" and must be removed from the employee's SEP-IRA, as discussed below.

   The deferral percentage limitation for your highly compensated employees is computed by first averaging the "deferral percentages" (defined below) for the eligible nonhighly compensated employees for the year and then multiplying this result by 1.25. The deferral percentage for a calendar year of any highly compensated employee eligible to participate in this SEP may not be more than the resulting product, the "deferral percentage limitation."

   Only elective deferrals are included in this computation. Nonelective SEP contributions may not be included. The determination of the deferral percentage for any employee is made under section 408(k)(6).

   For purposes of this computation, the calculation of the number and identity of highly compensated employees, and their deferral percentages, is made on the basis of the entire "affiliated employer."

   In addition, for purposes of determining the deferral percentage of a highly compensated employee, the elective deferrals and compensation of the employee will also include the elective deferrals and compensation of any "family member." This special rule applies, however, only if the highly compensated employee is a 5% owner (defined in section 416(i)(1)(B)(i)) or is one of a group of the 10 highest paid highly compensated employees. The elective deferrals and compensation of family members used in this special rule do not count in computing the deferral percentages of individuals who do not fall into this group.

   A worksheet is provided on page 8 to assist you in figuring the deferral percentage. You may want to photocopy it for yearly use.

   The following definitions apply for purposes of computing the deferral percentage limitation:

   1. DEFERRAL PERCENTAGE is the ratio (expressed as a percentage to 2 decimal places) of an employee's elective deferrals for a calendar year to the employee's compensation for that year. No more than $150,000 per individual is taken into account. (See A CHANGE TO NOTE on page 2.) The deferral percentage of an employee who is eligible to make an elective deferral, but who does not make a deferral during the year, is zero. If a highly compensated employee also makes elective deferrals under another elective SEP maintained by the employer, then the deferral percentage of that highly compensated employee includes elective deferrals made under the other SEP.

   2. AFFILIATED EMPLOYER includes (a) any corporation that is a member of a controlled group of corporations, described in section 414(b) that includes the employer, (b) any trade or business that is under common control,


*This amount reflects the cost-of-living increase effective January 1, 1994. The amount is adjusted annually. Each January, the IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.

Form 5305A-SEP (Rev. 3-94)                                               Page 4
--------------------------------------------------------------------------------
defined in section 414(c) with the employer, (c) any organization that is a member of an affiliated service group, defined in section 414(m) that includes the employer, and (d) any other entity required to be aggregated with the employer under regulations under section 414(o).

  3. A FAMILY MEMBER is an individual who is related to a highly compensated employee as a spouse, or as a lineal ascendent (such as a parent or grandparent) or descendent (such as a child or grandchild) or spouse of either of those, under section 414(q) and its regulations.

  4. A HIGHLY COMPENSATED EMPLOYEE is an individual described in section 414(q) who, during the current or preceding calendar year:

  a. Was a 5% owner defined in section 4116(i)(1)(B)(i),

  b. Received compensation in excess of $66,000*, and was in the top-paid group (the top 20% of employees, by compensation),

  c. Received compensation in excess of $99,000*, or

  d. Was an officer and received compensation in excess of 50% of the dollar limit under section 415 for defined benefit plans. The dollar limit is $118,800* in 1994. (No more than three employees need be taken into account under this rule. At least one officer, the highest-paid officer if no one else meets this test, however, must be taken into account.)

EXCESS SEP CONTRIBUTIONS--NOTIFICATION

You must notify each affected employee, if any, by March 15 of the amount of any excess SEP contributions made to that employee's SEP-IRA for the preceding calendar year. (If needed, use the model form on page 5 of these instructions.) These excess SEP contributions are includible in the employee's gross income in the preceding calendar year. However, if the excess SEP contributions (not including allocable income) total less than $100, then the excess contributions are includible in the employee's gross income in the calendar year of notification. Income allocable to the excess SEP contributions is includible in gross income in the year of withdrawal from the IRA.

  If you do not notify any of your employees by March 15 of an excess SEP contribution, you must pay a 10% tax on the excess SEP contribution for the preceding calendar year. The tax is reported in Part XII of Form 5330. If you do not notify your employees by December 31 of the calendar year following the calendar year in which the excess SEP contributions arose, the SEP no longer will be treated as meeting the rules of section 408(k)(6). In this case, any contribution to an employee's IRA will be subject to the IRA contribution limits of sections 219 and 408 and thus may be considered an excess contribution to the employee's IRA.

  Your notification to each affected employee of the excess SEP contributions must specifically state in a manner written to be understood by the average employee:

o The amount of the excess SEP contributions attributable to that employee's elective deferrals;

o The calendar year in which the excess SEP contributions are includible in gross income; and

o Information stating that the employee must withdraw the excess SEP contributions (and allocable income) from the SEP-IRA by April 15 following the calendar year of notification by the employer. Excess contributions not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limits of sections 219 and 408 for the preceding calendar year and may be considered excess contributions to the employee's IRA. For the employee, the excess contributions may be subject to the 6% tax on excess contributions under section 4973. If income allocable to an excess SEP contribution is not withdrawn by April 15 following the calendar year of notification by the employer, the employee may be subject to the 10% tax on early distributions under section 72(t) when withdrawn.

  For information on reporting excess SEP contributions, see Notice 87-77, 1987-2 C.B. 385, Notice 88-33, 1988-1 C.B. 513, Notice 89-32, 1989-1 C.B. 671,
and Rev. Proc. 91-44, 1991-2 C.B. 733.

  To avoid the complications caused by excess SEP contributions, you may want to monitor elective deferrals on a continuing basis throughout the calendar year to insure that the deferrals comply with the limits as they are paid into each employee's SEP-IRA.

DISALLOWED DEFERRALS

If you determine at the end of any calendar year that more than half of your eligible employees have chosen NOT to make elective deferrals for that year, then ALL elective deferrals made by your employees for that year will be considered DISALLOWED DEFERRALS, i.e., IRA contributions that are not SEP-IRA contributions.

   You must notify each affected employee by March 15 that the employee's deferrals for the previous calendar year are no longer considered SEP-IRA contributions. Such disallowed deferrals are includible in the employee's gross income in that preceding calendar year. Income allocable to the disallowed deferrals is includible in the employee's gross income in the year of withdrawal from the IRA.

Your notification to each affected employee of the disallowed deferrals must clearly state:

o The amount of the disallowed deferrals;

o The calendar year in which the disallowed deferrals and earnings are includible in gross income; and

o That the employee must withdraw the disallowed deferrals (and allocable income) from the IRA by April 15 following the calendar year of notification by the employer. Those disallowed deferrals not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limits of sections 219 and 408 and thus may be considered an excess contribution to the employee's IRA. For the employee, these disallowed deferrals may be subject to the 6% tax on excess contributions under section 4973. If income allocable to a disallowed deferral is not withdrawn by April 15 following the calendar year of notification by the employer, the employee may be subject to the 10% tax on early distributions under section 72(t) when withdrawn.

   Disallowed deferrals should be reported the same way excess SEP contributions are reported.

RESTRICTIONS ON WITHDRAWALS

Your highly compensated employees may not withdraw or transfer from their SEP-IRAs any SEP contributions (or income on these contributions) attributable to elective deferrals made for a particular calendar year until March 15 of the following year. Before that date, however, you may notify your employees when the deferral percentage limitation test has been completed for a particular calendar year and that this withdrawal restriction no longer applies. In general, any transfer or distribution made before March 15 of the following year (or notification, if sooner) will be includible in the employee's gross income and the employee may also be subject to a 10% tax on early withdrawal. This restriction does not apply to an employee's excess elective deferrals.

TOP-HEAVY REQUIREMENTS

Elective deferrals may not be used to satisfy the minimum contribution requirement under section 416. In any year in which a KEY EMPLOYEE makes an elective deferral, this SEP is deemed top-heavy for purposes of section 416, and you are required to make a minimum top-heavy contribution under either this SEP or another SEP for each nonkey employee eligible to participate in this SEP.

A key employee under section 416(i)(1) is any employee or former employee (and the beneficiaries of these employees) who, at any time during the DETERMINATION PERIOD, was:

o An officer of the employer (if the employee's compensation exceeds 50% of the section 415(b)(1)(A) limit, which was $118,800* in 1994,

o An owner of one of the 10 largest interests in the employer (if the employee's compensation exceeds 100% of the section 415(c)(1)(A) limit, which was $30,000* in 1994,

o A 5% owner of the employer, as defined in section 416(i)(1)(B)(i), or

o A 1 % owner of the employer (if the employee has compensation in excess of $150,000).

The determination period is the current calendar year and the 4 preceding years.

*This amount reflects the cost-of-living increase effective January 1, 1994. The amount is adjusted annually. Each January, the IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.

Form 5305A-SEP (Rev. 3-94)                                               Page 5
--------------------------------------------------------------------------------

                        MODEL ELECTIVE SEP DEFERRAL FORM

 I. SALARY REDUCTION REFERRAL

 Subject to the requirements of the Model Elective SEP of______________________,
                                                            (name of employer)
 I authorize the following amount or percentage to be withheld from each of my paychecks and contributed to my SEP-IRA:

 (a) _______ % (not to exceed 15%) of my salary; or (b) $ _____________________.
 This salary reduction authorization shall remain in effect until I provide written modification or termination of its terms to my employer.

 II.  CASH BONUS DEFERRAL

 Subject to the requirements of the Model Elective SEP of _____________________,
                                                           (name of employer)
 I authorize the following amount to be contributed to my SEP-IRA rather than being paid to me in cash: $ ______________________.

 III.  AMOUNT OF DEFERRAL

 I understand that the total amount I defer in any calendar year may not exceed the smaller of: (a) 15% of my compensation (determined without including any SEP-IRA contributions); or (b) $9,240.*

 IV. COMMENCEMENT OF DEFERRAL

 The deferral election specified in either I or II, above, shall not become effective before _____________________________________. (Specify a date no
                         (Month, day, year)
 earlier than the first day of the first pay period beginning after this authorization.)

 V. DISTRIBUTIONS FROM SEP-IRAS

 I understand that I should not withdraw or transfer any amounts from my SEP-IRA that are attributable to elective deferrals and income on elective deferrals for a particular calendar year (except for excess elective deferrals) until March 15 of the subsequent year or, if sooner, when my employer notifies me that the deferral percentage limitation test for that plan year has been completed. Any such amounts that I withdraw or transfer before this time will be includible in income for purposes of sections 72(t) and 408(d)(1).


 Signature of employee                                     Date
 -------------------------------------------------------------------------------

 *This amount reflects the cost-of-living increase under section 402(g) effective January 1, 1994. The amount is adjusted annually. Each January, the IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.

--------------------------------------------------------------------------------
                    NOTIFICATION OF EXCESS SEP CONTRIBUTIONS


 To: _______________________________________
               (name of employee)


     Our calculations indicate that the elective deferrals you made to your SEP-IRA for calendar year_____________ exceed the maximum permissible limits under section 408(k)(6). You made excess SEP contributions of $ _______________ for that year.

     These excess SEP contributions are includible in your gross income for the __________ (insert the year identified above, or if less than $100, the following year) calendar year.

     These excess SEP contributions must be distributed from your SEP-IRA by April 15, 19__ (insert year after the calendar year in which this notice is given) in order to avoid possible penalties. Income allocable to the excess amounts must be withdrawn at the same time and is includible in income in the year of withdrawal. Excess SEP contributions remaining in your SEP-IRA account after that time are subject to a 6% excise tax, and the income on these excess SEP contributions may be subject to a 10% penalty when finally withdrawn.


 Signature of employer                                        Date
 -------------------------------------------------------------------------------

Form 5305A-SEP (Rev. 3-94)                                               Page 6
-------------------------------------------------------------------------------

INSTRUCTIONS FOR THE EMPLOYEE

The following instructions explain what a simplified employee pension (SEP) is, how contributions to a SEP are made, and how to treat these contributions for tax purposes. For more information, see the SEP agreement on pages 1 and 2 and the INSTRUCTIONS FOR THE EMPLOYER beginning on page 2.

SIMPLIFIED EMPLOYEE PENSION

A SEP is a written arrangement (a plan) that allows an employer to make contributions toward your retirement without becoming involved in more complex retirement plans. A SEP may include a SALARY REDUCTION ARRANGEMENT, like the one provided on this form. Under this arrangement, you can elect to have your employer contribute part of your pay to your own individual retirement account or annuity (IRA), set up by you or on your behalf with a bank, insurance company, or other qualified financial institution. The part contributed is tax deferred. Only the remaining part of your pay is currently taxable. This type of SEP is available only to an employer with 25 or fewer eligible employees.

The IRA must be one for which the IRS has issued a favorable opinion letter or a model IRA published by the IRS as FORM 5305, Individual Retirement Trust Account, or FORM 5305-A, Individual Retirement Custodial Account.

Your employer must provide you with a copy of the SEP agreement containing eligibility requirements and a description of the basis upon which contributions may be made.

All amounts contributed to your IRA belong to you, even after you quit working for your employer.


FORMS AND PUBLICATIONS YOU MAY USE

An employee may use either of the two forms and the publication listed below.

o FORM 5329, Return for Additional Taxes Attributable to Qualified Retirement Plans (including IRAs), Annuities, and Modified Endowment Contracts. Use Form 5329 to pay tax on excess contributions and/or tax on early distributions.

o FORM 8606, Nondeductible IRAs (Contributions, Distributions, and Basis). Use Form 8606 to report nondeductible IRA contributions.

o PUB. 590, Individual Retirement Arrangements (IRAs).

ELECTIVE DEFERRALS

ANNUAL LIMITATION

The maximum amount that you may defer to a SEP for any calendar year is limited to the smaller of 15% of compensation or $9,240*.

   The 15% limit may be reduced if your employer also maintains a SEP to which NONELECTIVE CONTRIBUTIONS are made for a year. In this case, total contributions on your behalf to all such SEPs may not exceed the smaller of $30,000* or 15% of your compensation. If these limits are exceeded, the amount you may elect to contribute to this SEP for the year will be reduced.

   The $9,240* limit, imposed under section 402(g), is an overall limit on the maximum amount that you may defer in each calendar year to all elective SEPs and cash or deferred arrangements under section 401(k), regardless of how many employers you may have worked for during the calendar year. The limit may be increased to $9,500 if you make salary reduction contributions under a tax-sheltered annuity (section 403(b)).

   For a HIGHLY COMPENSATED EMPLOYEE, there may be a further limit on the amount you can defer. Figured by your employer and known as the DEFERRAL PERCENTAGE LIMITATION, it limits the percentage of pay that a highly compensated employee can elect to defer to a SEP-IRA. Your employer will notify any highly compensated employee who has exceeded the limitation.

TAX TREATMENT

Elective deferrals that do not exceed the limits discussed above are excluded from your gross income in the year of the deferral. They are not included as taxable wages on FORM W-2, Wage and Tax Statement. However, elective deferrals are treated as wages for social security, Medicare, and unemployment (FUTA) tax purposes.

EXCESS AMOUNTS

There are three ways in which you may have excess amounts in an elective
SEP-IRA.

   1. Making EXCESS ELECTIVE DEFERRALS (i.e., amounts in excess of the section 402(g) limit). You must determine whether you have exceeded the limit in the calendar year. For 1994, the section 402(g) limit for contributions made to an elective SEP is $9,240*.

   2. Highly compensated employees who make EXCESS SEP CONTRIBUTIONS (i.e., amounts in excess of the deferral percentage limitation referred to above). The employer must determine if an employee has made excess SEP contributions.

   3. Having DISALLOWED DEFERRALS (i.e., more than half of your employer's eligible employees choose not to make elective deferrals for a year). All elective deferrals made by employees for that year are considered disallowed deferrals, as discussed below. Your employer must also determine if there are disallowed deferrals.

EXCESS ELECTIVE DEFERRALS

Excess elective deferrals are includible in your gross income in the calendar year of deferral. Income earned on the excess elective deferrals is includible in the year of withdrawal from the IRA. You should withdraw excess elective deferrals and any allocable income by April 15 following the year to which the deferrals relate. These amounts MAY NOT be transferred or rolled over tax-free to another SEP-IRA.

   If you do not withdraw excess elective deferrals and any allocable income by April 15, the excess elective deferrals will be subject to the IRA contribution limits of sections 219 and 408 and will be considered excess contributions to your IRA. Such excess deferrals are subject to a 6% excise tax for each year they remain in the SEP-IRA. The excise tax is reported in Part 11 of Form 5329.

   Income earned on excess elective deferrals is includible in your gross income in the year you withdraw it from your IRA. The income should be withdrawn by April 15 following the calendar year in which the deferrals were made. If the income is withdrawn after that date and you are not 59 1/2 years of age, it may be subject to the 10% tax on early distributions. Report the tax in Part I of Form 5329. Also see Pub. 590 for a discussion of exceptions to the age 59 1/2 rule.

EXCESS SEP CONTRIBUTIONS

If you are a HIGHLY COMPENSATED EMPLOYEE, your employer must notify you of any excess SEP contributions you made in a calendar year. This notification should show the amount of the excess SEP contributions, the calendar year to include the contributions in income, and the penalties that may be assessed if the contributions are not withdrawn from your IRA within the applicable time period.

   Your employer must notify you of the excess SEP contributions by March 15 following the calendar year for which you made the excess SEP contributions. Generally, you include the excess SEP contributions in income for the calendar year in which you made the original deferrals. This may require you to file an amended individual income tax return. However, any excess SEP contribution less than $100 (not including allocable income) must be included in income in the calendar year of notification. Income earned on these excess contributions must be included in your gross income when you withdraw it from your IRA.

   You must withdraw these excess SEP contributions (and allocable income) from your IRA. You may withdraw these amounts without penalty, until April 15 following the calendar year in which you were notified by your employer of the excess SEP contributions. Otherwise, the excess SEP contributions are subject to the IRA contribution limits of sections 219 and 408 and will be considered an excess contribution to your IRA. Thus, the excess SEP contributions are subject to a 6% excise tax reportable in Part II of Form 5329 for each year the contributions remain in your IRA.

   If you do not withdraw the income earned on the excess SEP contributions by April 15 following the calendar year of notification by your employer, the income may be subject to a 10% tax on early distributions if you are not 59 1/2 years of age when you withdraw it. Report the tax in Part I of Form 5329. Also see Pub. 590.

   If you have both EXCESS ELECTIVE DEFERRALS AND EXCESS SEP CONTRIBUTIONS, the amount of excess elective deferrals that you withdraw by April 15 will reduce any excess SEP contributions that must be withdrawn for the corresponding calendar year.

DISALLOWED DEFERRALS

You are not required to make elective deferrals to a SEP-IRA. However, if more than 50% of your employer's eligible employees choose not to make elective deferrals in a calendar year, then no employee may participate for that calendar year. If you make elective deferrals during a year in which this happens, then your deferrals for that year will be "disallowed," and the deferrals will be treated as ordinary IRA contributions (which may be excess IRA contributions) rather than SEP-IRA contributions.

   Disallowed deferrals and any income the deferrals have earned may be withdrawn, without penalty until April 15 following the calendar year in which you are notified of the disallowed deferrals. Amounts left in the IRA after that date will be subject to the same penalties discussed in EXCESS SEP CONTRIBUTIONS above.


*This amount reflects the cost-of-living increase effective January 1, 1994. The amount is adjusted annually. Each January, the IRS announces the increase, if any, in a news release and in the Internal Revenue Bulletin.

Form 5305A-SEP (Rev. 3-94)                                               Page 7
-------------------------------------------------------------------------------

INCOME ALLOCABLE TO EXCESS AMOUNTS

The rules for determining and allocating income to excess elective deferrals, excess SEP contributions, and disallowed deferrals are the same as those governing regular IRA contributions. The trustee or custodian of your SEP-IRA will inform you of the income allocable to these amounts.

ADDITIONAL TOP-HEAVY CONTRIBUTIONS

If you are not a KEY EMPLOYEE, your employer must make an additional contribution to your SEP-IRA for a year in which the SEP is considered "top heavy." (Your employer can tell you if you are a key employee. Also, see TOP-HEAVY REQUIREMENTS on page 4 for the definition of a key employee.) This additional contribution will not exceed 3% of your compensation. It may be less if your employer has already made a contribution to your SEP-IRA, and for certain other reasons.

IRA CONTRIBUTION FOR SEP PARTICIPANTS

In addition to any SEP amounts, you may contribute the smaller of $2,000 or 100% of your compensation to an IRA. However, the amount of your contribution that you may deduct on your income tax return is subject to various income limits. Get Form 8606. Also, you may want to get Pub. 590.

SEP-IRA AMOUNTS--ROLLOVER OR TRANSFER TO ANOTHER IRA

If you are a highly compensated employee, you may not withdraw or transfer from your SEP-IRA any SEP contributions (or income on these contributions) attributable to elective deferrals made during the year until March 15 of the following year or, if sooner, at the time your employer notifies you that the deferral percentage limitation test (discussed under ANNUAL LIMITATION on page
6) has been completed for that year. In general, any transfer or distribution made before this time is includible in your gross income and may also be subject to a 10% tax on early distribution. Report this tax in Part I of Form 5329.
You may, however, remove excess elective deferrals from your SEP-IRA before this time but you may not roll over or transfer these deferrals to another IRA.

   If the restrictions above do not apply, you may withdraw funds from your SEP-IRA and no more than 60 days later place those funds in another IRA. This is called a "rollover" and can be done without penalty only once in any 1-year period. However, there are no restrictions on the number of times that you may make "transfers" if you arrange to have these funds transferred between the trustees or the custodians so that you never have possession of the funds.

   You may not, however, roll over or transfer excess elective deferrals, excess SEP contributions, or disallowed deferrals from your SEP-IRA to another IRA. These amounts may be reduced only by a distribution to you.

EMPLOYER TO PROVIDE INFORMATION ON SEP-IRAS AND FORM 5305A-SEP

Your employer must give you a copy of the following information:

   1. A copy of a completed Form 5305A-SEP, the MODEL ELECTIVE SEP DEFERRAL FORM (used to defer amounts to the SEP), and, if applicable, a copy of the NOTICE OF EXCESS SEP CONTRIBUTIONS. Your employer should also provide you with a statement of any contributions made during the calendar year to your SEP-IRA. Highly compensated employees must also be notified at the time the deferral percentage limitation test is completed.

   2. A statement that IRAs other than SEP-IRAs receiving contributions under this SEP may have different rates of return and different terms (e.g., transfers and withdrawals from the IRAs).

   3. A statement that the administrator of an amended SEP must furnish to each participant within 30 days of the amendment, a copy of the amendment and an explanation of its effects.

   4. A statement that the administrator must notify each participant in writing of any employer contributions to the SEP-IRA. The notification must be made by the later of January 31 following the year of the contribution or 30 days after the contribution is made.

FINANCIAL INSTITUTION REQUIREMENTS

The financial institution where your IRA is maintained must provide you with a DISCLOSURE STATEMENT that contains the following information in plain, nontechnical language:

   1. The law that relates to your IRA.

   2. The tax consequences of various options concerning your IRA.

   3. Participation eligibility rules, and rules on the deductibility of retirement savings.

   4. Situations and procedures for revoking your IRA, including the name, address, and telephone number of the person designated to receive notice of revocation. (This information must be clearly displayed at the beginning of the disclosure statement.)

   5. A discussion of the penalties that may be assessed because of prohibited activities concerning the IRA.

   6. Financial disclosure that provides the following information.

   a. Projects value growth rates of the IRA under various contribution and retirement schedules, or describes the method of computing and allocating annual earnings and charges that may be assessed.

   b. Describes whether, and for what period, the growth projections are guaranteed, or a statement of earnings rate and the terms on which these projections are based.

   c. States the sales commission to be charged in each year expressed as a percentage of $1,000.

   In addition, the financial institution must provide you with a financial statement each year. You may want to keep these statements to evaluate your IRA's investment performance and to report IRA distributions for tax purposes.

Form 5305A-SEP (Rev. 3-94)                                                                                                   Page 8

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                               DEFERRAL PERCENTAGE LIMITATION WORKSHEET (See instructions on page 3.)
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
                     (b) Status                                     (e) Ratio        (f) Permitted   (g) Permitted     (h) Excess
  (a) Employee Name  H = HCE*    (c) Compensation (d) Deferrals   (if family             ratio            amount        (for HCE*
                     F = Family      (see below)   (see below)    member enter      (for HCE* only,  (for HCE* only)      only)
                     0 = Other                                    N.A.; otherwise      see below)       (c) x (f)     (d) minus (g)
                                                                (d) divided by (c))
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


HIGHLY COMPENSATED EMPLOYEE.--See the special rule for family members on page 3. COLUMN (c). COMPENSATION.--Enter compensation from this employer and any related employers. Add any compensation paid to a "family member" to the HCE's compensation.
COLUMN (d). DEFERRALS.--Enter all SEP elective deferrals. Add any elective deferrals of a "family member" to the HCE's elective deferrals.
COLUMN (f). PERMITTED RATIO.--
A Enter the total of the ratios in column (e) for the employees marked as "O" in column (b) ______________________________________
B  Divide line A by the number of employees marked as "O" in column (b)_______
____________________________________________________
C  Permitted ratio.--Multiply line B by 1.25 and enter the permitted ratio here
____________________________________________________